QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        AMENDMENT (this "Amendment"), dated as of February 18, 2003, to the Agreement and Plan of Merger (the "Original Merger Agreement"), dated as of September 6, 2002, by and among Inverness Medical Innovations, Inc., a Delaware corporation ("Parent"), Geras Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Parent ("MergerCo"), and Ostex International, Inc., a Washington corporation (the "Company"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Original Merger Agreement.

RECITALS

        WHEREAS, the parties entered into the Original Merger Agreement as of September 6, 2002;

        WHEREAS, the parties desire to amend the Original Merger Agreement in certain respects, subject to the terms and conditions, covenants and agreements set forth in this Amendment; and

        WHEREAS, simultaneously with the execution of this Amendment, (i) Parent, MergerCo and the Voting Agreement Shareholders are entering into an amendment (the "Voting Agreement Amendment") to the Voting Agreement, dated as of September 6, 2002, by and between Parent and the Voting Agreement Shareholders (the "Original Voting Agreement") and (ii) Parent and the Company are entering into a Second Amended and Restated Loan Agreement (the "Loan Agreement Amendment").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and intending to be legally bound, Parent, MergerCo and the Company hereby agree as follows:

        1.    Section 2.3 of the Original Merger Agreement is hereby deleted in its entirety and replaced with the following:

        "2.3 Company Stock Options.

          (a)  Each option (collectively, the "Company Options") granted under the Company's Amended and Restated Stock Option Plan (the "Old Plan"), the Amended and Restated 1994 Stock Option Plan (the "1994 Plan") and the Amended and Restated Directors' Nonqualified Stock Option Plan (the "Directors' Plan" and, together with the Old Plan and the 1994 Plan, the "Company Stock Option Plans"), which is outstanding (whether or not then exercisable) as of immediately prior to the Effective Time and is held by a person who is a director or an employee at the Company immediately prior to the Effective Time and which has not been exercised or canceled prior thereto, shall, at the Effective Time, be assumed by Parent, subject to its terms (including acceleration of vesting that will occur as a consequence of the Merger according to the Company Stock Option Plans and the instruments governing the Company Options) and the provisions of this Section 2.3 (the "Assumed Options"). The Assumed Options shall not terminate in connection with the Merger and shall continue to have, and be subject to, the same terms and conditions as set forth in the Company Stock Option Plans and agreements (as in effect immediately prior to the Effective Time) pursuant to which the Assumed Options were granted, except that (i) all references to the Company shall be deemed to be references to Parent (other than references to an Assumed Option holder's relationship with the Company, as a director, an employee or otherwise, which shall be deemed to be references to the Surviving Corporation) and all references to shares of Company Common Stock shall be deemed to be references to shares of Parent Common Stock, (ii) each Assumed Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of the subject Assumed Option immediately prior to the Effective Time multiplied by the Conversion Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (iii) the exercise price per share of Parent Common Stock under such Assumed Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which the subject Assumed Option was exercisable immediately prior to the Effective Time by the Conversion Ratio, rounded up to the nearest cent. Parent shall (A) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such Assumed Options pursuant to this Section 2.3, (B) promptly after the Effective Time issue to each holder of an Assumed Option a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 2.3 and (C) as soon as reasonably practicable after the Effective Time, but in no event later than ten (10) business days after the Effective Time, cause to be filed a registration statement or registration statements or amend an existing registration statement or registration statements on appropriate forms under the Securities Act relating to the Company Stock Option Plans then in effect and covering the shares of Parent Common Stock issuable upon exercise of the Assumed Options. Parent shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as any Assumed Options remain outstanding. All Company Options which are not Assumed Options shall terminate upon the Effective Time.

          (b)  The adjustments provided in this Section 2.3 with respect to any Assumed Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code."

        2.    Section 4.3(b) of the Original Merger Agreement is hereby amended by adding the following sentence immediately after the last sentence of said Section 4.3(b) in the Original Merger Agreement:

  "Except as specifically set forth in Section 4.3(b) of the Company Disclosure Schedule, no Assumed Option shall be exercisable more than ninety (90) days, or three months in the case of Assumed Options granted under the Old Plan, after the Assumed Option holder's employment by or service to the Company or the Surviving Corporation terminates or is terminated for any reason."

        3.    Section 8.1(b)(ii) of the Original Merger Agreement is hereby amended by deleting the reference therein to "March 31, 2003" and replacing it with "June 30, 2003."

        4.    Section 8.1(c)(ii) of the Original Merger Agreement is hereby deleted in its entirety and replaced with the following:

        "(ii) [intentionally omitted]."

        5.    Section 8.1(d)(iv) of the Original Merger Agreement is herby deleted in its entirety and replaced with the following:

        "(iv) [intentionally omitted]."

        6.    The definition "Conversion Ratio" contained in Section 9.9 of the Original Merger Agreement is hereby deleted in its entirety and replaced with the following:

  "Conversion Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing 1,900,000 by the Total Shares of Company Common Stock immediately prior to the Effective Time."

        7.    Section 4.3(b) of the Company Disclosure Schedule is hereby amended by adding the text contained in Schedule I hereto to the end of said Section 4.3(b) of the Company Disclosure Schedule.

        8.    Section 5.4 of the Parent Disclosure Schedule is hereby deleted in its entirety and replaced with "Section 5.4 of the Parent Disclosure Schedule" attached as Schedule II hereto.

        9.    The parties hereby acknowledge and agree in connection with this Amendment that, for purposes of the Stock Option Agreement dated as of September 6, 2002 by and between the Company and Parent, the term "Merger Agreement" as used in such agreement shall mean the Original Merger Agreement, as amended by this Amendment. The parties hereby also acknowledge and agree that the term "Voting Agreement" as used in the Original Merger Agreement, as amended by this Amendment, shall mean the Original Voting Agreement, as amended by the Voting Agreement Amendment, and the term "Option Agreement" as used in the Original Merger Agreement, as amended by this Amendment, shall mean the Option Agreement, as amended by this Amendment.

        10.  The Company represents and warrants to Parent and MergerCo as follows:

          10.1 Authorization, Validity and Effect of Amendments. The Company has the requisite corporate power and authority to execute and deliver this Amendment, the Voting Agreement Amendment and the Loan Agreement Amendment (collectively, the "Amendments") and enter into and perform its obligations hereunder and thereunder. The Company Board, by resolutions adopted by unanimous vote of the Board of Directors of the Company at a meeting duly called and held at which a quorum of not less than a majority of all of the directors of the Company was present and acting throughout, has duly (a) approved and adopted the Amendments, which approval and adoption has not been rescinded or modified, (b) resolved to recommend the Merger Agreement, as amended by this Amendment (as so amended, the "Merger Agreement") and the Merger to its shareholders for approval and (c) directed that the Merger Agreement be submitted to its shareholders for consideration in accordance with the WBCA and the Merger Agreement. In connection with the foregoing, the Company Board has unanimously approved the Merger Agreement, this Amendment, the Voting Agreement Amendment, the Loan Agreement Amendment and the Transactions for purposes of Chapter 23B.19 of the WBCA such that the restrictions set forth in Section 23B.19.040 of the WBCA are not applicable to the Merger Agreement, this Amendment, the Original Voting Agreement (as amended by the Voting Agreement Amendment), the Voting Agreement Amendment, the Loan Agreement Amendment or the consummation of the Transactions or to the Surviving Corporation or Parent or to any "affiliate" or "associate" of the Surviving Corporation (as those terms are defined in Section 23.B.19.040 of the WBCA), following the Merger. No other State of Washington takeover statute or similar statute or regulation is applicable to the Merger. Subject only to the approval of the Merger Agreement by the holders of two-thirds of the outstanding shares of Company Common Stock, the execution by the Company of this Amendment, the Voting Agreement Amendment and the Loan Agreement Amendment has been duly authorized by all requisite corporate action on the part of the Company. As of the date hereof, all of the directors and the executive officers of the Company listed on Section 4.2 of the Company Disclosure Schedule attached to the Original Merger Agreement have indicated that they presently intend to vote all shares of Company Common Stock that they beneficially own to approve the Merger Agreement and the Transactions at the shareholders' meeting of the Company to be held in accordance with the provisions of Section 6.3 of the Merger Agreement. This Amendment, the Voting Agreement Amendment and the Loan Agreement Amendment have each been duly and validly executed and delivered by the Company and, assuming in the case of this Amendment, due and valid authorization, execution and delivery thereof by Parent and MergerCo, each constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          10.2 No Violation; Consents. Neither the execution and delivery by the Company of this Amendment, the Voting Agreement Amendment, or the Loan Agreement Amendment, nor the performance by the Company of its obligations hereunder or under the Merger Agreement in accordance with the terms hereof or thereof, will conflict with or result in a breach of any provisions of the Company Charter or the Company Bylaws or the Company Rights Agreement. Except as set forth in Section 4.6 of the Company Disclosure Schedule attached to the Original Merger Agreement, the execution and delivery by the Company of this Amendment, the Voting

  Agreement Amendment and the Loan Agreement Amendment, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions in accordance with the terms of the Merger Agreement will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (a) any note, bond, mortgage, indenture or deed of trust or (b) any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company is a party, or by which the Company or any of its properties is bound, except as otherwise individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the Closing or the performance of the Merger Agreement by the Company. Other than the filings provided for in Article I of the Merger Agreement and any Regulatory Filings, the execution and delivery of this Amendment by the Company, the performance by the Company of its obligations under the Merger Agreement and the consummation of the Transactions do not, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except where the failure to obtain any one or more consents, approvals, or authorizations of, or declarations, filings or registrations with any governmental or regulatory authorities, individually or in the aggregate, would not be reasonably expected either to have a Company Material Adverse Effect or to prevent or delay the Closing or the performance of the Merger Agreement by the Company.

          10.3 Absence of Certain Changes. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Amendment or as set forth in Section 4.9 of the Company Disclosure Schedule attached to the Original Merger Agreement, since September 6, 2002, the Company has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to Company Common Stock; (b) any Commitment entered into by the Company outside of the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Transactions; (c) any material change in the Company's accounting principles, practices or methods, except as required by GAAP; (d) any event or development that individually or together with any one or more other events or developments has had or would reasonably be expected to have a Company Material Adverse Effect; or (e) any event or development that would individually or together with any one or more other events or developments reasonably be expected to prevent or materially delay the Closing or the performance of this Agreement by the Company.

          10.4 Vote Required. The affirmative vote of the holders of two-thirds of the shares of Company Common Stock outstanding on the record date for the Company shareholders' meeting is the only vote of the holders of any class or series of the Company's capital stock or other equity interest in the Company necessary to approve and adopt the Merger Agreement and to approve the Merger and the other Transactions.

          10.5 Opinion of Financial Advisor. The Board of Directors of the Company has received a copy of the written opinion of SG Cowen to the effect that, as of the date of the approval of this Amendment and the Merger by the Company Board, the Merger Consideration, as amended by this Amendment, is fair to the holders of Company Common Stock from a financial point of view, and the Company has furnished to Parent a copy of such opinion.

          10.6 Takeover Law. Assuming that the only shares of Company Common Stock which may be deemed to be owned (beneficially or of record) by Parent are shares subject to the Original Voting Agreement, as amended by the Voting Agreement Amendment, and the Option Agreement, the

  execution, delivery and performance of this Amendment, the Merger Agreement, the Option Agreement, the Original Voting Agreement as amended by the Voting Agreement Amendment, the Voting Agreement Amendment, and the Loan Agreement Amendment and the consummation of the Transactions will not violate or conflict with, and are exempt from, any provisions of Chapter 23B.19 of the WBCA.

          10.7 Company Rights Agreement. The Shareholder Rights Agreement, dated as of January 21, 1997, as amended by that certain First Amendment to Rights Agreement dated as of September 5, 2002 (the "Company Rights Agreement"), has been amended to provide that the execution, delivery and performance of the Original Merger Agreement, as amended by this Amendment, the Original Voting Agreement, as amended by the Voting Agreement Amendment, the Option Agreement, as amended by this Amendment, and the consummation of the Merger and the other Transactions will not cause any change, effect or result under the Company Rights Agreement, which is adverse to the interests of Parent or any of its affiliates, including, without limitation, causing Parent or any of its affiliates to become an "Acquiring Person" (as defined in the Company Rights Agreement) under the Company Rights Agreement. Without limiting the generality of the foregoing, the Company represents that it has taken all necessary actions to (a) render the Company Rights Agreement inapplicable to the Merger, the Original Merger Agreement, as amended by this Amendment, the Original Voting Agreement, as amended by the Voting Agreement Amendment, the Option Agreement, as amended by this Amendment, and the Transactions, (b) ensure that (i) neither Parent nor MergerCo, nor any of their affiliates, shall be deemed to have become an Acquiring Person (as such term is defined in the Company's Rights Agreement) pursuant to the Company Rights Agreement by virtue of the execution of the Original Merger Agreement, as amended by this Amendment, the Original Voting Agreement, as amended by the Voting Agreement Amendment, or the Option Agreement, as amended by this Amendment, the consummation of the Merger or the consummation of the other Transactions and (ii) a Distribution Date (as such term is defined in the Company Rights Agreement) or similar event does not occur by reason of the execution of the Original Merger Agreement, as amended by this Amendment, the Original Voting Agreement, as amended by the Voting Agreement Amendment, or the Option Agreement, as amended by this Amendment, or the consummation of the Merger, or the consummation of the other Transactions and (c) provide that the Final Expiration Date (as defined in the Company Rights Agreement) shall be immediately prior to the Effective Time.

        11.  Each of Parent and MergerCo represents and warrants to the Company as follows:

          11.1 Authorization, Validity and Effect of Agreements. Each of Parent and MergerCo has the requisite corporate power and authority to execute and deliver this Amendment, the Voting Agreement Amendment and the Loan Agreement Amendment and enter into and perform its obligations hereunder and thereunder. The Board of Directors of MergerCo and the shareholder of MergerCo have approved this Amendment. The execution by Parent and MergerCo of this Amendment and the Loan Agreement Amendment, as applicable, have been duly authorized by all requisite corporate action on the part of Parent and MergerCo. This Amendment has been duly and validly executed and delivered by each of Parent and MergerCo, and assuming due and valid authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding obligation of Parent and MergerCo, enforceable against Parent and MergerCo in accordance with its terms. The Loan Agreement Amendment has been duly and validly executed and delivered by Parent, and assuming due and valid authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms.

          11.2 No Violation; Consents. Neither the execution and delivery by Parent and MergerCo of this Amendment or the Loan Agreement Amendment, nor the performance by Parent and MergerCo of their respective obligations hereunder or under the Merger Agreement in accordance with the terms hereof or thereof, will conflict with or result in a breach of any provisions of the Parent Certificate or the Parent Bylaws. Except as set forth in Section 5.4 of the Parent Disclosure Schedule attached to the Original Merger Agreement or as would not have a Parent Material Adverse Effect or prevent or materially delay the Closing or the performance of this Agreement by the Parent and MergerCo, the execution and delivery by the Parent and MergerCo of this Amendment and the Loan Agreement Amendment, the performance by Parent and MergerCo of their obligations hereunder and the consummation by Parent and MergerCo of the Transactions in accordance with the terms of the Merger Agreement will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (a) any note, bond, mortgage, indenture or deed of trust existing on the date hereof or (b) any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent is a party, or by which Parent or any of its properties is bound, existing on the date hereof. Other than the Regulatory Filings, and based upon the accuracy of the Company's representation and warranty contained in Section 4.27 of the Original Merger Agreement, the execution and delivery of this Amendment by Parent and MergerCo, the performance of the Merger Agreement by Parent and MergerCo and the consummation of the Transactions do not, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except where the failure to obtain one or more consents, approvals or authorizations of, or declarations, filings or registrations with, any governmental or regulatory authorities, individually or in the aggregate, would not be reasonably expected either to have a Parent Material Adverse Effect or to prevent or delay the Closing or the performance of the Merger Agreement by Parent.

          11.3 Absence of Certain Changes. Except as disclosed in Parent SEC Reports filed and publicly available prior to the date of this Amendment or as set forth in Section 5.9 of the Parent Disclosure Schedule attached to the Original Merger Agreement, there has not been, since September 6, 2002: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to Parent capital stock or securities; (b) any material change in Parent's accounting principles, practices or methods, except as required by GAAP; (c) any event or development that individually or together with any one or more other events or developments has had or would reasonably be expected to have a Parent Material Adverse Effect; or (d) any event or development that would individually or together with any one or more other events or developments reasonably be expected to prevent or materially delay the Closing or the performance of this Agreement by Parent.

        12.  Miscellaneous.

          12.1 Counterparts. This Amendment may be executed in two or more counterparts which together shall constitute a single agreement.

          12.2 Terms and Conditions. Except as specifically modified herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent, MergerCo and the Company have caused this Amendment to the Original Merger Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ ANTHONY J. BERNARDO Name: Anthony J. Bernardo Title: Vice President and Chief Operating Officer
GERAS ACQUISITION CORP.
By:	/s/ ANTHONY J. BERNARDO Name: Anthony J. Bernardo Title: President
OSTEX INTERNATIONAL, INC.
By:	/s/ THOMAS A. BOLOGNA Name: Thomas A. Bologna Title: Chief Executive Officer and President

QuickLinks

  Exhibit 99.2